Exhibit 32.2
CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of The Bank of New York Mellon Corporation (“BNY”), hereby certifies, to his knowledge, that BNY’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BNY.

Dated: October 30, 2026	/s/ Dermot McDonogh
	Name:	Dermot McDonogh
	Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.